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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF TEMPLE-INLAND INC.

     (State of Incorporation) (Percentage of Ownership by Immediate Parent)

Inland Container Corporation I (Delaware)(100%)
     Inland Container Corporation (Delaware)(100%)
        EL Morro Corrugated Box Corporation (Delaware)(100%)
        EL Morro Corrugated Box Corporation (Puerto Rico)(100%)
        Georgia Kraft Company (Delaware)(100%)
          Sabine River & Northern Railroad Company (Texas)(100%)
        Inland Container FSC, Inc. (U.S. Virgin Islands)(100%)
        Inland International Holding Company (Delaware)(100%)
          Inland de Mexico Holding Company, S.A. de C.V. (Mexico)(100%)
             Inland Corrugados de Mexico, S.A. de C.V. (Mexico)(100%) Inland Paper Company, Inc. (Indiana)(100%)
        Inland Real Estate Investments, Inc. (Indiana)(100%)
          Crockett Container Corporation (California)(100%)
             King Container Company (California)(100%)
        Pakway Container Corporation (Indiana)(100%)

Temple-Inland Forest Products Corporation (Delaware)(100%)
     The Angelina Free Press, Inc. (Texas)(100%)
     Big Tin Barn Inc. (Delaware)(100%)
     Eastex Incorporated (Texas)(100%)
     Evadale Realty Company (Delaware)(100%)
        Bestile Manufacturing Company (California)(100%)
     Home Owners Trust Company (Texas)(100%)
     Sabine Investment Company of Texas, Inc. (Texas)(100%)
     Scotch Investment Company (Texas)(100%)
     Scotch Properties Management Inc. (Delaware)(100%)
     Security & Guaranty Abstract Co. (Texas)(50%)
     Southern Pine Lumber Company (Texas)(100%)
     Southern Pine Plywood Co. (Texas)(100%)
     Templar Essex Inc. (Delaware)(100%)
     Temple Associates, Inc. (Texas)(100%)
        Temple Associates of Louisiana, Inc. (Louisiana)(100%)
        Universal Electric Construction Company (Texas)(100%)
     Temple-Eastex Incorporated (Delaware)(100%)
     Temple Industries, Inc. (Texas)(100%)
     Temple-Inland Food Service Corporation (Delaware)(100%)
     Temple-Inland Forest Products International Inc. (Delaware)(100%) Temple-Inland Paperboard Specialty Company (Delaware)(100%)
     Temple-Inland Recaustisizing Company (Delaware)(100%)
     Temple-Inland Recovery Company (Delaware)(100%)
     Temple-Inland Stores Company (Delaware)(100%)
     Temple Lumber Company (Texas)(100%)
     Texas Southeastern Railroad Company (Texas)(100%)
     Topaz Oil Company (Texas)(100%)
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                                                                      EXHIBIT 21
                                                                          PAGE 2

                       SUBSIDIARIES OF TEMPLE-INLAND INC.

     (State of Incorporation) (Percentage of Ownership by Immediate Parent)

Temple-Inland Financial Services Inc. (Delaware) (50%;
        50% By Temple-Inland Forest Products Corporation)

     Guaranty Holdings Inc. I (Delaware)(100%)
        Guaranty Federal Bank, F.S.B. (Federal)(100%)
             AFB Group, Inc. (Texas)(100%)
             Aleeda Corporation (Texas)(100%)
             Americity 5 Percent Corporation (Texas)(100%)
             Big D Cold Storage, Inc.(Texas)(100%)
             First Service Corporation (Texas)(100%)
               IMRE, Inc. (Texas)(100%)
               Kemp Hills Utility Corporation (Texas)(100%)
             GSC Realty Corporation (Texas)(100%)
               GSC Housing Corporation (Texas)(100%)
             Guaranty Group Inc. (Texas)(100%)
             Guaranty Investment Advisory, Inc. (Texas)(100%) Guaranty Resources, Inc. (Texas)(100%)
             Guaranty Service Land Corporation (Texas)(100%) MMJ-Stoneybrook Land Corporation (Texas)(100%) Mercury Flight, Inc. (Texas)(100%)
               A.G. Aircraft Corporation (Texas)
               J.R. Aircraft Corporation (Texas)
               L.J. Aircraft Corporation (Texas)
               T.H. & M.A. Corporation (Oregon)
             Mercury Investment Corporation (Texas)(100%)
             Milam Investment Corporation (Texas)(100%)
             Paris Development Corporation (Texas)(100%)
             Paris Service Corporation (Texas)(100)
             Parker Town Square, Inc. (Texas)(100%)
             Participation Purchase Corporation (Nevada)(100%) Providence Park, Inc. (Texas)(100%)
             Skyline Financial, Inc. (Texas)(100%)
             Southern Associated Services, Inc. (Texas)(100%) TCCN Corporation (Texas)(100%)
             Temple-Inland Mortgage Corporation (Nevada)(100%) Temple-Inland Properties Inc. (Delaware)(100%) Travis County Land Corporation (Texas)(100%) Wichita Realty Investments, Inc. (Texas)(100%)
        Stanford Realty Advisors, Inc. (Delaware)(100%)
     LIC Investments Inc. (Delaware)(100%)
     Lumbermen's Investment Corporation (Delaware)(100%)
        Austin Crest Hotel, Inc. (Texas)(100%)
        LIC Financial Corporation (Delaware)(100%)
        Sunbelt Insurance Company (Texas)(100%)
        TEEC Inc. (Texas)(100%)
        Timberline Insurance Managers, Inc. (Texas)(100%)
          Timberline Securities, Inc. (Texas)(100%)
        Valley Creek Development Corporation (Texas)(100%) Temple-Inland Life Inc. (Nevada)(100%)
        Temple-Inland Insurance Corporation (Delaware)(100%) Temple-Inland Realty Inc. (Delaware)(100%)
     TIFS Financial Corporation (Delaware)(100%)